UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by The Western Union Company (the “Company”) with the Securities and Exchange Commission on May 24, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes regarding executive compensation. No other changes are being made to the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, in an advisory vote on the frequency of the advisory vote on executive compensation held at the Annual Meeting of Stockholders of the Company on Friday, May 20, 2011, 482,925,716 shares voted for one year, 1,606,134 shares voted for two years, 43,339,465 shares voted for 3 years, 203,930 shares abstained from voting, and there were 32,996,904 broker non-votes.

In light of these voting results and other factors, the Company’s Board of Directors, at its meeting held July 22, 2011, determined that the Company will hold an annual advisory vote on executive compensation, until the next required vote on the frequency of the stockholder advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: July 28, 2011	By:	/s/ Darren A. Dragovich
	Name: Title:	Darren A. Dragovich Assistant Secretary